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                                                                Exhibit No. 2(b)

                            CERTIFICATE OF AMENDMENT
                                       TO
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                     PAINEWEBBER PACE SELECT ADVISORS TRUST

         The undersigned, being Vice President and Assistant Secretary of PaineWebber PACE Select Advisors Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following amendment to the Amended and Restated By-Laws of the Trust dated September 13, 2000 (the "By-Laws") in the manner provided in the By-Laws, at a meeting held on September 20, 2001, and that such amendment became effective as of that date:


         Article II, Section 2 of the By-Laws was deleted in its entirety and replaced by the following:

          "SECTION 2. RETIREMENT OF TRUSTEES. Each Trustee who has attained the age of seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust."




Dated: October 29, 2001
                                   By:  /s/ Keith A. Weller
                                      --------------------------
                                   Name:  Keith A. Weller
                                   Title: Vice President and Assistant Secretary


New York, New York (ss)

On this 29th day of October 2001, before me personally appeared Keith A. Weller, to me personally known, who, being by me duly sworn, did say that he is Vice President and Assistant Secretary of the above-referenced Trust and acknowledged that he executed the foregoing instrument as his free act and deed.


                                                   /s/ Victoria A. Drake
                                             -----------------------------------
                                                   Notary Public